UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO FORM SB-2
ON FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PureDepth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	5944	20-4831825
(State or other jurisdiction of	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

303 Twin Dolphin Drive, Suite 600 Redwood City, California 94065 (650) 632-4651
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Andrew L. Wood Chief Executive Officer PureDepth, Inc. 303 Twin Dolphin Drive, Suite 600 Redwood City, California 94065 TEL: (650) 632-4651FAX: (650) 551-9901	Copies to: James M. Koshland, Esq. Jenelle C. Cox, Esq. DLA Piper US LLP 2000 University Avenue East Palo Alto, California 94303 TEL: (650) 833-2000 FAX: (650) 833-2001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public:   From time to time after the effective date of this registration statement, as shall be determined by the selling stockholders identified herein.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 3 to Form SB-2 on Form S-1/A (File No. 333-134571), which was declared effective by the Securities and Exchange Commission on October 28, 2008 (the “Registration Statement”), is being filed to deregister (i) all unsold shares of outstanding common stock, and (ii) all unsold shares of common stock underlying unexercised warrants of the registrant, PureDepth, Inc., registered under the Registration Statement, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A and has duly caused this Post-Effective Amendment No. 3 to Form SB-2 on Form S-1/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 3rd day of March, 2010.

PUREDEPTH, INC.

By:	/s/ Andrew L. Wood
Andrew L. Wood, Chief Executive Officer

By:	/s/ Joseph A. Moran
Joe Moran, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 on Form SB-2 on Form S-1/A has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew L. Wood
Andrew L. Wood	Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2010

/s/ Joseph A. Moran
Joseph A. Moran	Chief Financial Officer (Principal Accounting and Financial Officer)	March 3, 2010

*
Kristin Bowman	Director	March 3, 2010

/s/ John Blair
John Blair	Director	March 3, 2010

*
Mark Kalow	Director	March 3, 2010

/s/ David Teece
David Teece	Director	March 3, 2010

*	/s/ Andrew L. Wood
Andrew L. Wood
Attorney-in-fact

3